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                                                                     Exhibit 28H

                  CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                     First USA Bank, National Association

                         FIRST CHICAGO MASTER TRUST II
                                 Series 1998-V
                              September 12, 2001

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1998-V Supplement dated as of December 1, 1998 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the September 17, 2001 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

    1.  The total amount of the distribution to Class A
        Adjusted Certificateholders on the Payment Date per
        $1,000 interest.                                                 $3.593

    2.  The amount of the distribution set forth in
        paragraph 1 above in respect of principal on the
        Class A Adjusted Certificates, per $1,000 interest               $0.000

    3.  The amount of the distribution set forth in
        paragraph 1 above in respect of interest on the
        Class A Adjusted Certificates, per $1,000 interest               $3.593

B.  Information Regarding the Performance of the Trust

    1.  Collections of Receivables
    ------------------------------

    a.  The aggregate amount of Collections of Receivables
        processed for the Due Period with respect to the
        current Distribution Date which were allocated in
        respect of the Investor Certificates of all Series    $2,379,508,782.58

    b.  The aggregate amount of Collections of Receivables
        processed for the Due Period with respect to the
        current Distribution Date which were allocated in
        respect of the Series 1998-V Certificates               $394,834,079.41

    c.  The aggregate amount of Collections of Receivables
        processed for the Due Period with respect to the
        current Distribution Date which were allocated in
        respect of the Class A Certificates                     $345,479,819.44

    d.  The amount of Collections of Receivables processed
        for the Due Period with respect to the current
        Distribution Date which were allocated in respect of
        the Class A Adjusted Certificates, per $1,000
        interest                                                       $345.480

    e.  The amount of Excess Spread for the Due Period with
        respect to the current Distribution Date
                                                                 $11,144,079.82

    f.  The amount of Reallocated Principal Collections for
        the Due Period with respect to the current
        Distribution Date allocated in respect of the Class
        A Certificates                                                    $0.00

    g.  The amount of Excess Finance Charge Collections
        allocated in respect of the Series 1998-V
        Certificates, if any                                              $0.00
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    h.  The amount of Excess Principal Collections allocated
        in respect of the Series 1998-V Certificates, if any              $0.00

    2.  Receivables in Trust
    -------------------------

    a.  Aggregate Principal Receivables for the Due Period
        with respect to the current Distribution Date (which
        reflects the Principal Receivables represented by
        the Exchangeable Seller's Certificate and by the
        Investor Certificates of all Series)                 $13,910,900,457.26

    b.  The amount of Principal Receivables in the Trust
        represented by the Series 1998-V Certificates (the
        "Adjusted Invested Amount") for the Due Period with
        respect to the current Distribution Date              $1,142,857,143.00

    c.  The amount of Principal Receivables in the Trust
        represented by the Class A Certificates (the "Class
        A Adjusted Invested Amount") for the Due Period with
        respect to the current Distribution Date              $1,000,000,000.00

    d.  The Invested Amount for the Due Period with respect
        to the current Distribution Date                      $1,142,857,143.00

    e.  The Class A Invested Amount for the Due Period with
        respect to the current Distribution Date              $1,000,000,000.00

    f.  The Invested Percentage with respect to Finance
        Charge Receivables (including Interchange) and
        Defaulted Receivables for the Series 1998-V
        Certificates for the Due Period with respect to the
        current Distribution Date                                         8.216%

    g.  The Invested Percentage with respect to Principal
        Receivables for the Series 1998-V Certificates for
        the Due Period with respect to the current
        Distribution Date                                                 8.216%

    h.  The Class A Floating Percentage for the Due Period
        with respect to the current Distribution Date                    87.500%

    i.  The Class A Principal Percentage for the Due Period
        with respect to the current Distribution Date                    87.500%

    j.  The Collateral Floating Percentage for the Due
        Period with respect to the current Distribution Date             12.500%

    k.  The Collateral Principal Percentage for the Due
        Period with respect to the current Distribution Date             12.500%

    3.  Delinquent Balances
    -----------------------

        The aggregate amount of outstanding balances in the
        Accounts which were 30 or more days delinquent as of
        the end of the Due Period for the current
        Distribution Date                                       $542,588,250.84
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    4.  Investor Default Amount
    ---------------------------

    a. The aggregate amount of all Defaulted Receivables written off as uncollectible during the Due Period with respect to the current Distribution Date allocable to the Series 1998-V Certificates (the "Investor Default Amount")

        1.  Investor Default Amount                               $6,077,077.60
        2.  Recoveries                                              $295,937.19
        3.  Net Default Receivables                               $5,781,140.41

    b.  The Class A Investor Default Amount

        1.  Investor Default Amount                               $5,317,442.90
        2.  Recoveries                                              $258,945.04
        3.  Net Default Receivables                               $5,058,497.86

    c.  The Collateral Investor Default Amount

        1.  Investor Default Amount                                 $759,634.70
        2.  Recoveries                                               $36,992.15
        3.  Net Default Receivables                                 $722,642.55

    5.  Investor Charge-offs.
    -------------------------

    a.  The amount of the Class A Adjusted Investor Charge-
        Offs per $1,000 interest after reimbursement of any
        such Class A Adjusted Investor Charge-Offs for the
        Due Period with respect to the current Distribution
        Date                                                              $0.00

    b.  The amount attributable to Class A Adjusted Investor
        Charge-Offs, if any, by which the principal balance
        of the Class A Adjusted Certificates exceeds the
        Class A Adjusted Invested Amount as of the end of
        the day on the Record Date with respect to the
        current Distribution Date                                         $0.00

    c.  The amount of the Collateral Charge-Offs,if any, for
        the Due Period with respect to the current
        Distribution Date                                                 $0.00

    6.  Monthly Servicing Fee
    -------------------------

    a.  The amount of the Monthly Servicing Fee payable from
        available funds by the Trust to the Servicer with
        respect to the current Distribution Date                    $238,095.24

    b.  The amount of the Interchange Monthly Servicing Fee
        payable to the Servicer with respect to the current
        Distribution Date                                         $1,190,476.19

    7.  Available Cash Collateral Amount
    ------------------------------------

    a.  The amount, if any, withdrawn from the Cash
        Collateral Account for the current Distribution Date
        (the "Withdrawal Amount")                                         $0.00

    b.  The amount available to be withdrawn from the Cash
        Collateral Account as of the end of the day on the
        current Distribution Date, after giving effect to
        all withdrawals, deposits and payments to be made on
        such Distribution Date (the "Available Cash
        Collateral Amount" for the next Distribution Date)       $11,428,572.00
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   c.  The amount as computed in 7.b as a percentage of the
       Class A Adjusted Invested Amount after giving effect
       to all reductions thereof on the current Distribution
       Date                                                               1.143%

   8.  Collateral Invested Amount
   ------------------------------

   a.  The Collateral Invested Amount for the current
       Distribution Date                                        $142,857,143.00

   b.  The Collateral Invested Amount after giving effect to
       all withdrawals, deposits, and payments on the
       current Distribution Date                                $142,857,143.00

   9.  Total Enhancement
   ---------------------

   a.  The total Enhancement for the current Distribution
       Date                                                     $154,285,715.00

   b.  The total Enhancement after giving effect to all
       withdrawals, deposits and payments on the current
       Distribution Date                                        $154,285,715.00

C.  The Pool Factor
-------------------

        The Pool Factor (which represents the ratio of the
        Class A Adjusted Invested Amount on the last day of
        the month ending on the Record Date adjusted for
        Class A Adjusted Investor Charge-Offs set forth in
        B.5.a above and for the distributions of principal
        set forth in A.2 above to the Class A Adjusted
        Initial Invested Amount). The amount of a Class A
        Adjusted Certificateholder's pro rata share of the
        Class A Adjusted Invested Amount can be determined
        by multiplying the original denomination of the
        holder's Class A Adjusted Certificate by the Pool
        Factor                                                     100.00000000%

D.  Principal Funding Account
-----------------------------

    1.  The Principal Funding Investment Proceeds deposited
        in the Collection Account for the current
        Distribution Date to be treated as Class A Available
        Funds                                                             $0.00

    2.  The Excess Principal Funding Investment Proceeds for
        the current Distribution Date                                     $0.00

    3.  The Principal Funding Account Balance as of the end
        of the day on the current Distribution Date                       $0.00

    4.  The Deficit Controlled Accumulation Amount for the
        preceding Due Period                                              $0.00

E.  Reserve Account
-------------------

    1.  The Reserve Draw Amount for the current Distribution
        Date                                                              $0.00

    2.  The amount on deposit in the Reserve Account as of
        the end of the day on the current Distribution Date
        (the "Available Reserve Account Amount" for the next
        Distribution Date)                                                $0.00
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CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page





                                       First USA Bank, National Association
                                        as Servicer



                                       By:        /s/ Tracie Klein
                                           ---------------------------------
                                                 TRACIE KLEIN
                                       Title:    FIRST VICE PRESIDENT